Exhibit 10.1

EXECUTION VERSION

PRIVATE PLACEMENT AGREEMENT

THIS PRIVATE PLACEMENT AGREEMENT (this “Agreement”), dated as of February 14, 2017, is made by and between Trinity Place Holdings Inc., a Delaware corporation (the “Company”) and the investors set forth on Schedule A (collectively, the “Investors” and each, an “Investor”).

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, the amount of shares set forth opposite each Investor’s name on Schedule A hereto (the “Investor Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a private placement transaction on the terms set forth herein (the “Offering”);

WHEREAS, contemporaneously with the closing of the Offering, certain of the Investors are purchasing an aggregate of 625,000 shares of Common Stock (the “Secondary Shares”) from certain existing shareholders of the Company (the “Secondary Transaction”); and

WHEREAS, at the Closing, the Company will enter into a Registration Rights Agreement with the Investors, substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company agrees to register the Investor Shares and Secondary Shares following the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.       Purchase and Sale of the Investor Shares.

(a)       Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Investor, and each Investor will purchase from the Company, the number of shares of Common Stock set forth in Schedule A opposite such Investor’s name, at a price of $7.50 per Investor Share (the “Purchase Price”).

(b)       Each Investor shall have the right to arrange for one or more of its Affiliates (each, an “Affiliated Purchaser”) to purchase any Shares issuable to such Investor pursuant to this Agreement, by written notice to the Company at least two (2) Business Days prior to the Closing Date (defined below), which notice shall be signed by such Investor and each Affiliated Purchaser, and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 3. In no event will any such arrangement relieve such Investor from its obligations under this Agreement. The term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in effect on the date hereof. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c)       The closing of the purchase of the Investor Shares to be purchased by each Investor hereunder (the “Closing”) will occur at 10:00 a.m., New York City time, as soon as practicable following the date on which all conditions to the Closing identified in Section 6 below have been satisfied or waived (other than such conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions), or on such other date as is mutually agreed upon by the Company and the Investors (the date of the Closing, the “Closing Date”).

(d)       Delivery to each Investor of the Investor Shares acquired by such Investor pursuant to this Agreement will be made by the Company to the account of such Investor (or to such other accounts, including the account of an Affiliated Purchaser, as such Investor may designate in accordance with this Agreement), against payment of the Purchase Price made by wire transfer in immediately available United States funds payable to the Company pursuant to the wire transfer instructions to be provided by the Company to the Investors in writing. At the Closing, the Investor Shares shall be issued and held in book-entry form with the Company’s transfer agent and registered in the name of the Investors, and within one (1) Business Day after the Closing Date, the transfer agent shall issue a Direct Registration System (DRS) statement evidencing that the shares of Common Stock have been issued and are held in book-entry form. The documents to be delivered on the Closing Date by or on behalf of the parties hereto will be delivered at the offices of Kramer Levin Naftalis & Frankel LLP, on the Closing Date.

(e)       All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.

2.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Investors, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date (in the case of representations and warranties set forth in Section 2(d), subject to Real Estate Rep Modifications (as defined below)) after giving effect to the transactions contemplated hereby:

(a)       Organization and Qualification. The Company and each of its Subsidiaries (defined below) has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 2(h), to consummate the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not include the impact on such business, condition (financial or otherwise), results of operations or ability to consummate the transactions contemplated by this Agreement arising out of or attributable to, either alone or in combination with any other change, effect, circumstance, occurrence, event, condition or fact (“Effects”) (i) Effects that generally affect the industry in which the Company and its Subsidiaries operate, (ii) general economic conditions, (iii) Effects resulting from changes affecting financial, banking, securities or commodities markets (including in each of clauses (i), (ii) and (iii) above, any Effects resulting from an outbreak or escalation of hostilities, acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iv) Effects arising from changes in laws, rules, regulations or accounting principles, (v) Effects resulting from the announcement of the transactions contemplated hereby or from taking any action required by the terms and conditions of this Agreement or any of the other agreements or transactions contemplated hereby, (vi) the historical seasonality of the business of the Company or any Subsidiary or the failure to meet any projections or forecasts or (vii) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect); except if such Effect results from, or is attributable to, any of the matters described in clauses (i), (ii), (iii), (iv) or (vi) above and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other businesses in the industry in which the Company and its Subsidiaries operate (but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the disproportionate portion of such adverse effect). For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

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(b)       Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Registration Rights Agreement (together, the “Transaction Agreements”), and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the issuance of the Investor Shares. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Investor Shares.

(c)       Execution and Delivery; Enforceability. Each Transaction Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by the Company, and each such document constitutes, or will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(d)       Real Property. (i) The applicable Subsidiaries of the Company have good title in fee simple to the Owned Real Property; (ii) there are no rights of first offer to purchase, rights of first refusal to purchase or purchase options pertaining to the Owned Real Property; (iii) the applicable Subsidiaries are not in default (which has continued after the giving of any applicable notice and expiration of any applicable cure period), and to the Company’s actual knowledge each of the tenants are not in default (which has continued after the giving of any applicable notice and expiration of any applicable cure period), in the performance of their respective material obligations under any lease, license or other occupancy agreement that is currently in effect for space in the Owned Real Property; (iv) to the Company’s actual knowledge, there are no hazardous substances on, under or at the Owned Real Property in violation of applicable law, except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect; (v) none of the Company or its Subsidiaries has received written notice that a condemnation or eminent domain proceeding concerning the Owned Real Property has commenced or will be commencing; (vi) none of the Company or its Subsidiaries has received written notice of any material violation of applicable law, ordinance, rule, regulation or code, court order or order or agreement with any federal, state or local governmental body or agency applicable to the ownership, development, operation or maintenance of the Owned Real Property which remains uncured; and (vii) no default (which has continued after the giving of any applicable notice and expiration of any applicable cure period) by the applicable Subsidiaries under the existing mortgage loan agreements in respect of the Owned Real Property exists. For purposes herein, “Owned Real Property” shall mean the Properties identified as being owned by certain Subsidiaries of the Company in the Form 10-Q filed on November 7, 2016.

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(e)       Authorized and Issued Capital Stock. The authorized capital stock of the Company consists of 79,999,997 shares of Common Stock, one share of a class of special stock, par value $0.01 per share, and 40,000,000 shares of a class of designation preferred stock, par value $0.01 per share. At the close of business on February 6, 2017 (the “Capital Structure Date”), (i) 30,856,801 shares of Common Stock were issued and 25,755,949 shares of Common Stock were outstanding, (ii) 5,100,852 shares of Common Stock were held by the Company in its treasury, and (iii) 1,973,035 shares of Common Stock were reserved for issuance upon settlement of outstanding restricted stock units (each, an “RSU” and, collectively, the “RSUs”) granted under any stock-based compensation plan of the Company or otherwise (the “Stock Plans”). All capital stock or equity interests of each of the Company’s Subsidiaries is owned by the Company. The issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to any preemptive rights. Except as set forth in this Section 2(e), at the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries were issued, reserved for issuance or outstanding. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries have been issued or reserved for issuance or become outstanding, other than Shares described in this Section 2(e) that have been issued upon the vesting and settlement of RSUs granted under the Stock Plans and other than the shares to be issued hereunder. Other than as set forth in (i) this Section 2(e), (ii) the Employment Agreement, dated as of October 1, 2013, between the Company and Matthew Messinger (as amended from time to time, the “CEO Employment Agreement”), (iii) restricted stock unit agreements with other employees of the Company (to the extent not yet settled or terminated), (iv) the Company’s certificate of incorporation and (v) this Agreement, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company or (z) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

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(f)       Issuance. The Investor Shares to be issued and sold by the Company to the Investors or any Affiliated Purchasers hereunder, when such Investor Shares are issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly authorized, fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(g)       No Conflict. The execution and delivery by the Company of the Transaction Agreements and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including issuance and sale of Investor Shares to the Investors) (i) will not, in any material respect, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries, and (iii) subject to the receipt of the consents and approvals contemplated in Section 2(h), will not result in any violation of, or any termination or impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, in each case, that is material to the operations of the Company and its Subsidiaries.

(h)       Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the sale, issuance and delivery of the Investor Shares to the Investors hereunder, except such consents, approvals, authorizations, registrations or qualifications as may be required by the NYSE MKT LLC exchange or the filing of a Form D (Notice of Exempt Offering of Securities) in connection with the sale and issuance of the Investor Shares.

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(i)       Company SEC Documents. Since January 1, 2016, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the Securities and Exchange Commission (the “Commission”). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described. No Company SEC Document filed after January 1, 2016, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Company SEC Documents filed with the Commission prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j)       Financial Statements. The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Shelf Registration Statement (as defined in the Registration Rights Agreement), comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to absence of disclosure normally made in footnotes and to customary year-end adjustments which shall not be material; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Shelf Registration Statement, present fairly the information required to be stated therein in all material respects; and the other financial information included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Shelf Registration Statement, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby in all material respects.

(k)       Shelf Registration Statement. The Shelf Registration Statement will comply in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to the Investors furnished to the Company in writing by the Investors expressly for use in the Shelf Registration Statement and any amendment or supplement thereto.

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(l)       Absence of Certain Changes. Since January 1, 2016, other than as disclosed in the Company SEC Documents prior to the date hereof, and except for actions to be taken pursuant to the Transaction Agreements:

(i)       there has not been any change in the capital stock from that set forth in Section 2(e) or in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

(ii)       the Company has not incurred any material liability other than in the ordinary course of business; and

(iii)       no event, fact or circumstance has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)       No Violation or Default; Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or similar organizational documents. Neither the Company nor any of its Subsidiaries is in material default, and no event has occurred that, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is, or has been at any time since January 1, 2016, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority that is material to the operations of the Company and its Subsidiaries.

(n)       Legal Proceedings. Except as described in the Company SEC Documents filed prior to the date hereof, there are no (i) actions, suits or proceedings (“Actions”) pending against the Company or any of its Subsidiaries, or (ii) pending or threatened investigations or audits by any governmental or regulatory authority, in each case that are that required under the Exchange Act to be described in the Company SEC Documents or that if determined adversely to the Company or any of its Subsidiaries, would be material to the operations of the Company and its Subsidiaries taken together as a whole. Except as described in the Company SEC Documents filed prior to the date hereof, there are no outstanding orders, writs, injunctions, decrees, stipulations, determinations or awards entered by or with any governmental entity or addressed to or naming as a party the Company or any of its Subsidiaries, and there are no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any of its Subsidiaries.

(o)       Employee Benefit Matters.

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(i)       The Company has made available to the Investors a true, correct and complete copy of each material welfare, benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, deferred compensation, change in control, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program and other arrangement (and any amendments thereto), whether or not reduced to writing, in effect and covering one or more directors, officers or employees, former directors, officers or employees and/or the beneficiaries or dependents of any such director, officer or employee or former director, officer or employee of the Company or any of its Subsidiaries, that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has or may have any liability for premiums or benefits (each, a “Benefit Plan”).

(ii)       Except as disclosed to the Investors prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment or service with the Company, as a director, officer or employee of the Company.

(iii)       Except as disclosed to the Investors prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, there have not been, nor are there presently, any benefits or other amounts paid or payable to any current or former director of the Company or any affiliate thereof.

(iv)       There is no pending or threatened Action relating to a Benefit Plan, and no Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a governmental entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any governmental entity.

(p)       No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to any brokerage commission, finder’s fee or like payment in connection with the sale of the Investor Shares.

(q)       No Registration Rights. Except as provided for pursuant to this Agreement and the Registration Rights Agreement, and except as disclosed to the Investors prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

(r)       Charter; Take-Over Statutes. The Board of Directors and Transaction Committee of the Board of Directors have each taken (or shall have taken by the Closing) all necessary action to waive and/or approve the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby and for purposes of Article Fourteenth of the Company’s certificate of incorporation. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (a “Takeover Statute”) is applicable to the Company, the Common Stock and the sale and issuance of the Investor Shares or the other transactions contemplated by the Transaction Agreements.

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(s)       Transactions with Affiliates. Except as disclosed to the Investors in writing prior to the date hereof or specifically disclosed in the Company SEC Documents, (i) there are no contracts, agreements, arrangements, understandings (in each case whether written or oral), liabilities or obligations between the Company or any of its Subsidiaries, on the one hand, and any current or former officer or director of the Company or any of its Subsidiaries (or any of their respective affiliates or immediate family members), on the other hand, (ii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any person described in clause (i) of this Section 2(s), (iii) no person described in clause (i) of this Section 2(s) provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries, or derives any benefit from any assets, services or facilities of the Company or any of its Subsidiaries (other than as explicitly contemplated by the terms of such person’s employment by the Company or any of its Subsidiaries).

(t)       No Material Misstatements. No representation or warranty made by the Company in this Agreement or any other Transaction Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

(u)       No Solicitation. Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Investor Shares to any Person or Persons so as to bring the sale of such Investor Shares to the Investors within the registration provisions of the Securities Act or any state securities laws. The term “Person” (but not “person”) means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

3.       Representations and Warranties of the Investors. Each Investor, severally and not jointly, represents and warrants to, and agrees with the Company, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a)       Authority. The Investor has the requisite power and authority to enter into, execute and deliver each Transaction Agreement to which it will be a party as contemplated by this Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the purchase by the Investor of the Investor Shares. The Investor has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement, including the purchase of the Investor Shares by the Investor.

(b)       Execution and Delivery; Enforceability. Each Transaction Agreement to which the Investor is a party as contemplated by this Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by the Investor, and each such document constitutes, or will constitute, the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

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(c)       No Registration. The Investor understands that the Investor Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

(d)       Investment Intent. The Investor is acquiring the Investor Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(e)       Securities Laws Compliance. The Investor Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(f)       Sophistication. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Investor Shares being acquired hereunder. The Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Investor Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(g)       Legended Securities. The Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Investor Shares shall bear the following legend (the “Securities Act Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

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The Investor further understands and acknowledges that upon the original issuance thereof, and until such time as the Board of Directors of the Company deems it no longer necessary or advisable under the Company’s charter or otherwise, the Investor Shares shall also bear the following legend (the “NOL Legend”):

“THE CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A HOLDER OF 4.75% OR MORE OF THE OUTSTANDING STOCK, AS DETERMINED UNDER THE CODE AND SUCH TREASURY REGULATIONS (A “SUBSTANTIAL STOCKHOLDER”). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE DELAWARE GENERAL CORPORATION LAW (“INDIRECT SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE INDIRECT SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT INDIRECT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE SUBSTANTIAL STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RELEVANT GOVERNING DOCUMENTS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The foregoing Securities Act Legend shall be promptly removed from Investor Shares and the Company shall issue, or cause to be issued, to the Investor such Investor Shares without such legend or any other legend (other than the NOL Legend), or, if so requested by the Investor, by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if one of the following conditions is met: (a) such Investor Shares are eligible for resale pursuant to Rule 144 of the Securities Act without regard to any volume limitations; (b) in connection with a sale, assignment or other transfer of such Investor Shares, the Investor provides the Company with an opinion of counsel, in a generally acceptable form to the Company and its transfer agent, to the effect that such sale, assignment or transfer of such Investor Shares may be made without registration under the applicable requirements of the Securities Act and that the legend can be removed from the Investor Shares; or (c) the Investor Shares are registered and sold pursuant to an effective registration statement for resale under the Securities Act (including pursuant to the Shelf Registration Statement).

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Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company. Following the effective date of the Shelf Registration Statement, or at such time as a Securities Act Legend is no longer required for any Investor Shares, the Company will use its commercially reasonable efforts to no later than three (3) trading days following the delivery by the Investor to the Company or its transfer agent (with notice to the Company) of legended Investor Shares (endorsed or with stock powers attached and otherwise in form necessary to effect the reissuance and/or transfer), deliver or cause to be delivered to the Investor such Investor Shares free from all restrictive and other legends (other than the NOL Legend). The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 3(g). Investor Shares subject to legend removal hereunder may be transmitted by the transfer agent to such Investor by crediting the account of such Investor’s prime broker with DTC as directed by such Investor.

(h)       No Conflict. The execution and delivery by the Investor of each of the Transaction Agreements to which it is a party and the compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including the purchase of the Investor Shares by the Investor) (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or comparable organizational documents of the Investor and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of its properties, except in any such case described in subclause (i) for any conflict, breach, violation, default, acceleration or lien which has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(i)       Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Investor or any of its or his properties is required for the execution and delivery by the Investor of the Transaction Agreements to which it is a party, performance by the Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its or his obligations under this Agreement.

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(j)       Information Furnished. Information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Shelf Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4.       Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Investors as set forth below.

(a)       Company Expenses. The Company will pay all of its expenses associated with the issuance of the Investor Shares, preparation, negotiation and execution of all Transaction Agreements and the transactions contemplated hereby and thereby, including, without limitation, filing fees, fees and expenses of its counsel and accounting fees and expenses, listing expenses, costs associated with the Shelf Registration Statement and with clearing the Investor Shares offered thereby for sale under applicable state securities laws.

(b)       Commercially Reasonable Efforts. The Company shall use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Investors and to consummate and make effective the transactions contemplated by this Agreement, including:

(i)       preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity; and

(ii)       executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

(c)       Registration Rights Agreement. At or prior to the Closing, the Company shall enter into the Registration Rights Agreement with the Investors pursuant to which the Company agrees to register the Investor Shares following the consummation of the transactions contemplated by this Agreement.

(d)       Share Repurchase Notice. The Company will provide notice to the Investors prior to any acquisition, purchase or repurchase of, or other increase in interest in, the Company’s Common Stock, in each case that would result in an increase in the Investors’ percentage ownership from the ownership level immediately following closing of the transactions contemplated by this Agreement and the Secondary Transaction.

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5.       Additional Covenants of the Investors. Without derogating from the obligations of the Investors set forth elsewhere in this Agreement, each of the Investors agrees with the Company:

(a)       Information. The Investors shall provide the Company with such information as the Company reasonably requests regarding the Investors for inclusion in the Shelf Registration Statement.

(b)       Cooperation. The Investors shall cooperate with the Company in taking all action necessary to consummate the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

6.       Conditions to the Obligations of the Parties.

(a)       The obligations of the Investors hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investors in their sole discretion):

(i)       Consents. All governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(ii)       No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Investor Shares to the Investors or the consummation of the transactions contemplated by this Agreement.

(iii)       Good Standing. The Investors shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the State of Delaware, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(iv)       Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (disregarding, other than in the case of Section 2(d), all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications) other than (x) modifications or inaccuracies of the representations and warranties contained in Section 2(d) that arise from events or circumstances that occur from and after, or exist following, the date hereof and are outside of the reasonable control of the Company or its Subsidiaries to prevent (“Real Estate Rep Modifications”), and (y) representations and warranties contained in Section 2(f), which shall be true and correct in all respects.

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(v)       Covenants. The Company shall have performed and complied in all material respects with all of its respective covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(vi)       Certificate. The Company shall have furnished to the Investors a certificate, dated the Closing Date, of an officer of the Company, on behalf of the Company, confirming the matters set forth in subsections (iv) and (v).

(vii)       No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(viii)       No Market Adverse Event. There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by any such system or by order of the Commission, the New York Stock Exchange or any other governmental authority, or (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) a declaration of a banking moratorium by either Federal or New York authorities.

(b)       The obligation of the Company to issue and sell the Investor Shares is subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

(i)       No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Investor Shares to the Investors or the consummation of the transactions contemplated by this Agreement.

(ii)       Representations and Warranties. The representations and warranties of each Investor, each Affiliated Purchaser contained in this Agreement shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality or similar qualifications).

(iii)       Covenants. Each Investor shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(iv)       No Market Adverse Event. There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by any such system or by order of the Commission, the New York Stock Exchange or any other governmental authority, or (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) a declaration of a banking moratorium by either Federal or New York authorities.

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7.       Indemnification and Contribution.

(a)       Whether or not the issuance of the Investor Shares to the Investors or the other transactions contemplated hereby are consummated or this Agreement is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investors and each Affiliated Purchaser, their respective Affiliates and their respective officers, directors, members, managers, partners, employees, agents, advisors and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, amounts paid in settlement and reasonable expenses, joint or several (“Losses”), incurred by such Indemnified Person or to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) arising out of or relating to this Agreement or the other Transaction Agreements, or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal fees and expenses or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from gross negligence or willful misconduct on the part of such Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations.

(b)       Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party (it being understood and agreed that Shearman & Sterling LLP and Skadden, Arps, Slate, Meagher & Flom LLP are approved), to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one firm of counsel, plus local counsel, in any jurisdiction representing the Indemnified Person), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

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(c)       The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 7. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)       Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 7(d), entitled to enforce this Section 7(d) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

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8.       Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation at any time made by or on behalf of any party hereto until the date that is one year after the Closing Date and the covenants shall survive in accordance with their specific terms; provided, however, the representations and warrants contained in Sections 2(b), (c), (e), (f) and (h) and Sections 3(a), (b) and (i) shall survive indefinitely.

9.       Expense Reimbursement. Each party shall be responsible for any fees and expenses incurred by it in connection with the preparation, negotiation and delivery of this Agreement; provided, however, that, at the Closing, the Company will pay the reasonable fees and expenses of the advisors to Competrol International Investments Limited (including legal counsel and tax accountants, associated with the negotiation and delivery of this Agreement and the Registration Rights Agreement, not to exceed $110,000.

10.       Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)       If to the Company:

Trinity Place Holdings Inc.
717 Fifth Avenue, Suite 1303
New York, New York 10022
Attention: Chief Executive Officer and Chief Financial Officer
Fax: (212) 235-2199

Email: matt.messinger@tphs.com and steven.kahn@tphs.com

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with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: John Bessonette
Fax: (212) 715-8044
Email: jbessonette@kramerlevin.com

(b)       If to the Investors:

To the names and address on Schedule A.

11.       Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Except as provided in Section 7 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

12.       Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

13.       GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

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14.       Counterparts. This Agreement may be executed in counterparts, all of which will be considered one and the same Agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

15.       Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

16.       Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

17.       Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

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18.       Publicity. The Company and the Investors shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release prior to its public issuance) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided, however, that in no event shall any such press release or other public announcement name the Investors without its prior written consent. The Company shall consult with the Investors prior to making any filings (and provide the Investors a reasonable opportunity to review and comment on such filings) with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect to the transactions contemplated by this Agreement, except as may be required by law or by the request of any governmental entity. Subject to the Company’s foregoing obligations pursuant to this Section 18, nothing contained in this Section 18 shall be interpreted to preclude the Company from making any filing or disclosing any information in any filing, including with the Commission, that the Company acting reasonably determines is necessary or advisable; provided, however, that, if such filing names the Investors, the Company shall obtain the prior approval of the Investors and take into account any comments it may have thereto unless, in the opinion of counsel to the Company, the filing is legally required to be made as proposed by the Company without making changes to reflect such comments.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

TRINITY PLACE HOLDINGS INC.

By:	/s/ Matthew Messinger
Name:	Matthew Messinger
Title:	President and Chief Executive Officer

[Signature Page to Private Placement Agreement]

COMPETROL INTERNATIONAL INVESTMENTS LIMITED
By:

By:	/s/ James Sfiroudis
Name:	James Sfiroudis
Title:	Attorney-in-fact

By:	/s/ Camile G. Saba
Name:	Camile G. Saba
Title:	Attorney-in-fact

[Signature Page to Private Placement Agreement]

HORSE ISLAND PARTNERS LLC
By:

By:	/s/ Thomas D. O’Malley, Jr.
Name:	Thomas D. O’Malley, Jr.
Title:	Managing Member

[Signature Page to Private Placement Agreement]

MFP PARTNERS, L.P.
By:	MFP Investors LLC,
its General Partner

By:	/s/ Timothy Ladin
Name:	Timothy Ladin
Title:	General Counsel

[Signature Page to Private Placement Agreement]

THIRD AVENUE CAPITAL PLC, ON BEHALF OF THIRD AVENUE REAL ESTATE VALUE FUND
By:	Third Avenue Management LLC, its investment adviser

By:	/s/ W. James Hall
Name:	W. James Hall
Title:	General Counsel

[Signature Page to Private Placement Agreement]

TETON WESTWOOD MIGHTY MITES FUND
By:	Teton Advisors, Inc., its investment adviser

By:	/s/ David Goldman
Name:	David Goldman
Title:	General Counsel

[Signature Page to Private Placement Agreement]

Schedule A

Name of Investor	Number of Shares	Names and Address
Competrol International Investments Limited	1,312,181	Competrol International Investments Limited c/o Craigmuir Chambers P.O. Box 71, Road Town, Tortola, VG 1110 British Virgin Islands Facsimile: +1 284 494 3547 Attention: Samer Yaghnam, Secretary
Horse Island Partners, LLC	1,207,944

Horse Island Partners, LLC

c/o Horse Island Asset Management, LLC

1700 East Putnam Avenue,

Suite 307

Old Greenwich, CT 06870

Attention: Thomas D. O'Malley

Fax: (203) 890-0593

Email: tomalley@horseislandpartners.com

MFP Partners, L.P.	613,551	MFP Partners, L.P. c/o MFP Investors LLC 667 Madison Avenue, 25th Floor New York, NY 10065 Attention: Timothy E. Ladin Fax: (212) 752-7265 Email: tladin@mfpllc.com
Third Avenue Capital plc, on behalf of Third Avenue Real Estate Value Fund	201,324	Third Avenue Capital plc, on behalf of Third Avenue Real Estate Value Fund c/o Third Avenue Management LLC 622 Third Avenue New York, NY 10017 Attention: Josh Little Email: jlittle@thirdave.com
TETON Westwood Mighty Mites Fund	250,000	Teton Advisors, Inc. Attn: David Goldman One Corporate Center Rye, NY 10580 Email: dgoldman@gabelli.com

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated as of February [__], 2017, is made by and between Trinity Place Holdings Inc., a Delaware corporation (the “Company”) and the investors set forth on Schedule A hereof (collectively, the “Investors” and each, an “Investor”).

W I T N E S S E T H

WHEREAS, the Company has entered into that certain Private Placement Agreement dated as of February 14, 2017 (the “Private Placement Agreement”) between the Company and the Investors, pursuant to which the Company has agreed to issue to each Investor, and each Investor has agreed to purchase from the Company, the amount of shares set forth opposite such Investor named on Schedule A thereto (the “Investor Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in a private placement transaction on the terms set forth therein;

WHEREAS, contemporaneously with the closing of the transactions contemplated by the Private Placement Agreement, certain of the Investors are purchasing an aggregate of 625,000 shares of Common Stock from certain existing shareholders of the Company (the “Secondary Shares”, and together with the Investor Shares, the “Shares”); and

WHEREAS, in consideration of the Investors’ agreement to purchase the Investor Shares pursuant to, upon the terms, and subject to the conditions set forth in the Private Placement Agreement, the Company has agreed to provide registration rights to the Investors with respect to the Shares set forth opposite each Investor named on Schedule A hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Article I

Certain Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

(a)       The term “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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(b)       The term “Board” means the Board of Directors of the Company.

(c)       The term “Commission” means the United States Securities and Exchange Commission or any successor agency.

(d)       The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)       The term “Person” (but not “person”) means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(f)       The term “Purchase Price” means $7.50 per Share.

(g)       The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Any terms used in this Agreement and not defined herein shall have the meanings given such terms in the Private Placement Agreement.

Article II

Registration of Common Stock; Indemnification

Section 2.01 Registrable Securities. For the purposes of this Agreement, “Registrable Securities” means the Shares; provided that (i) any Shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company’s obligations under Section 2.02 hereof will cease, with respect to the Registrable Securities of a holder thereof (a “Holder”) following the date on which (a) all such securities have been sold or otherwise transferred by the Holders thereof pursuant to an effective registration statement; or (b) all such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the “Effectiveness Period.”

Section 2.02 Registration. Within ninety (90) days following the date on which the Company consummates the transactions contemplated by the Private Placement Agreement, the Company shall prepare and file a resale registration statement on Form S-3 or another applicable form, if Form S-3 is not then available, registering offers and sales of Registrable Securities held by the Investors and any Affiliated Purchasers pursuant to Rule 415 under the Securities Act (such registration statement together with all exhibits thereto and any post-effective amendment thereto that becomes effective, the “Shelf Registration Statement”). The Company may supplement the Shelf Registration Statement from time to time to register securities other than Registrable Securities for sale for the account of any Person; provided, however, that such supplement will be permitted only so long as the Commission rules provide that such supplement does not give the Commission the right to review the Shelf Registration Statement; provided further that such supplement does not adversely affect the rights of any Holder. Notwithstanding the foregoing or anything to the contrary in this Article II, if the Company grants registration rights to one or more other holders of its Common Stock that are more favorable to such holders than the registration rights granted hereunder, with respect to underwritten offerings or otherwise, the Company and holders of a majority of the Registrable Securities hereunder shall in good faith amend this Agreement to reflect such more favorable terms as reasonably as practicable.

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Section 2.03 Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company will use its best efforts to:

(a)       cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof but not later than 180 days after the Closing Date (the “Scheduled Effective Date”);

(b)       prepare and file with the Commission the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement is completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

(c)       (i) at least five (5) Business Days before filing with the Commission, furnish to each Holder and its counsel (if any) copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review and reasonable comment of such Holder and its counsel; (ii) furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement, of each amendment and supplement thereto, and of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder; (iii) respond as promptly as practicable to any comments received from the Commission with respect to each Shelf Registration Statement or any amendment thereto and, as promptly as reasonably possible; and (iv) provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Shelf Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

(d)       register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or “blue sky” laws of the various states as any Holder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable a Holder to consummate the disposition in such states of the Registrable Securities owned by such Holder, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.03(d), be obligated to be qualified, or to subject itself to taxation in any such jurisdiction;

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(e)       provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

(f)       notify the Holders promptly, and confirm such notice in writing, (i)(A) when a prospectus as contained in the Shelf Registration Statement (a “Prospectus”) or any Prospectus supplement or post-effective amendment has been filed, and (B) with respect to a Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Shelf Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement, Prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of the Company’s reasonable determination that a post-effective amendment to a Shelf Registration Statement would be appropriate, or (vi) of any request by the Commission or other governmental authority for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”;

(g)       enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that the Company will not be liable for any underwriter’s fees, commissions and discounts or similar expenses; and

(h)       make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time.

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Section 2.04 Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

(b)       file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act;

(c)       so long as a Holder owns any unregistered Registrable Securities, furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 promulgated under the Securities Act and/or the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential); and

(d)       take such further action as any Holder may reasonably request to enable such Holder to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 2.05 Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company’s performance of or compliance with this Article II, including, without limitation, (i) all Commission registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company (all expenses being called “Registration Expenses”), will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense; provided that the Company will pay the reasonable fees and expenses of one counsel to the Holders incurred as part of reviewing the Shelf Registration Statement and any Prospectuses and amendments related thereto.

Section 2.06 Registration Statement Not Declared Effective. The Company and the Holders agree that the Holders will suffer damages if (i) the Shelf Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date, or (ii) the length or frequency of Black-Out Periods (as defined below) exceed the limits set forth in Section 2.07(a) hereof. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, (x) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date and on such date or at any time thereafter the Company is not diligently and in good faith making commercially reasonable efforts to have the Shelf Registration Statement declared effective, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the Purchase Price of the Shares held by such Holder for each thirty (30) day period after the Scheduled Effective Date during which the Company is failing to make such efforts, up to a maximum of four percent (4%); and (y) during the continuance of a Black-Out Period beyond the limits set forth in Section 2.07(a) hereof, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the Purchase Price of the Shares held by such Holder for each thirty (30) day period during the continuance of a Black-Out Period beyond such limits, pro-rated as applicable for any partial month, up to a maximum of four percent (4%).

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Section 2.07 Certain Obligations of Holders.

(a)       Each Holder agrees that, upon receipt of any notice from the Company of (i) the happening of any event of the kind described in Sections 2.03(f)(i)(A), 2.03(f)(ii), 2.03(f)(iii), 2.03(f)(iv), 2.03(f)(v) or 2.03(f)(vi) hereof, or (ii) a determination by the Board that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Shelf Registration Statement, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Shelf Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(b) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The period of time in which the use of a Prospectus or Shelf Registration Statement is so suspended shall be referred to as a “Black-Out Period.” The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Holders agree to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 2.07 for more than ninety (90) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least sixty (60) days must pass between Black-Out Periods and the total aggregate length of all Black-Out periods within any twelve (12) month period shall not exceed one hundred and twenty (120) days. Notwithstanding the foregoing, the Company may suspend use of any Shelf Registration Statement if the Commission’s rules and regulations prohibit the Company from maintaining the effectiveness of a Shelf Registration Statement because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2.01 of Form 8-K or any other similar situation until the Company’s Form 10-K has been filed or a Form 8-K, including any required pro forma or historical financial statements, has been filed, respectively (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Shelf Registration Statement can be used at the earliest possible time).

(b)       As a condition to the closing and to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information regarding the Holder as is legally required in connection with any registration, qualification or compliance referred to in this Article II.

(c)       Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities pursuant to the Shelf Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(d)       Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities, if applicable, is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with this Agreement and the Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

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(e)       Each Holder is hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Shelf Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Shelf Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(f)       [Intentionally omitted].

(g)       The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 2.02 hereof may be assigned in whole or in part by a Holder in connection with the transfer of such Registrable Securities; provided, that: (i) the transfer of the Registrable Securities and the rights to register such Registrable Securities are effected in accordance with applicable securities laws, (ii) the transfer involves not less than fifty percent (50%) of the Shares, (iii) the Holder gives prior written notice to the Company, and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument reasonably satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 2.07, the rights of a Holder with respect to Registrable Securities will not be transferable to any other Person, and any attempted transfer will cause all rights of the Holder to registration of Registrable Securities under this Article II to be forfeited, void ab initio and of no further force and effect.

(h)       With the written consent of the Company and each Holder affected or potentially affected by such proposed waiver, any provision of Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07 or 2.08 hereof may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each waiver, the Company will promptly give written notice thereof to such Holders.

Section 2.08 Indemnification.

(a)       By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities being sold, its directors, officers, employees, members, managers, partners, agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such Holder (each, an “Indemnified Person”) against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such Indemnified Person for such costs as incurred) (collectively, the “Losses”) caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such Holder in writing expressly for use therein or by such Holder’s failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same and notified such Holder of such obligation. In connection with an underwritten offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities being sold.

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(b)       By the Investors. In connection with any registration statement in which a Holder of Registrable Securities is participating pursuant to this Agreement, each such Holder will, if requested, furnish to the Company in writing information regarding such Holder’s ownership of Registrable Securities and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished to the Company in writing by or on behalf of such Holder expressly for use therein; provided, however, that each Holder’s obligation to indemnify the Company hereunder shall be apportioned between each Holder based upon the net amount received by each Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Holders of Registrable Securities sold pursuant to such registration statement, no such Holder being liable to the Company in excess of such apportionment; and provided further that each Holder’s obligation to indemnify the Company hereunder shall be apportioned between each Holder as is appropriate to reflect the relative fault of such Holder on the one hand, and of each other Holder on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Holder on the one hand, and each other Holder on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Holder and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

(c)       Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

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(d)       Defense of Actions. In any case in which any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or if a conflict or potential conflict of interest exists, in either of which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnifying party shall lose its right to defend, contest, litigate, and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity has been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on the claims that are the subject matter of such proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)       Jointly Indemnifiable Claims. Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 2.08(e), entitled to enforce this Section 2.08(e) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

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(f)       Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(g)       Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances, including the relative fault of such Person, in connection with the statements or omissions that resulted in Losses. The relative fault of each Person shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Investors and any Affiliate of such Investors shall not be required to make a contribution in excess of (i) the net amount received by such Investors (or its respective Affiliate) from the sale of Registrable Securities.

Article III

Miscellaneous

Section 3.01 Inconsistent Agreements. Without the prior written consent of the Investors, the Company shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article II hereof.

Section 3.02 Specific Performance. Each of the Investors and the Company acknowledge and agree that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Investors and the Company hereby agree that, in addition to any other remedy to which the Investors may be entitled at law or in equity, the Investors shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

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Section 3.03 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 3.04 Entire Agreement. Except for the Private Placement Agreement, this Agreement (a) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, and (b) amends and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 3.05 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, by electronic or facsimile transmission, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, delivered by electronic or facsimile transmission, or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:

Trinity Place Holdings Inc.
717 Fifth Avenue, Suite 1303
New York, New York 10022
Attention: Chief Executive Officer and Chief Financial Officer
Fax: (212) 235-2199

Email: matt.messinger@tphs.com and steven.kahn@tphs.com

with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: John Bessonette
Fax: (212) 715-8044
Email: jbessonette@kramerlevin.com

If to the Investors or the Holder(s), to:

The names and addresses on Schedule A.

Section 3.06 Governing Law; Venue. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH HOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.06.

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Section 3.07 Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 3.08 Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, including, without limitation and without the need for an express assignment or assumption, any successor in interest to an Investor, whether by a sale of all or substantially all of its assets, merger, consolidation, or otherwise. Neither this Agreement nor the rights or obligations of any party hereunder may be assigned, except as otherwise provided in this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 3.09 No Third-Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement (other than permitted assignees and a Person indemnified pursuant to Section 2.08 hereof with respect to such indemnification rights and any Holders of the Registrable Securities with respect to the rights to which they are entitled hereunder) any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto.

Section 3.10 Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the Company and each Investor.

Section 3.11 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

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Section 3.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

TRINITY PLACE HOLDINGS INC.

By:
Name:	Matthew Messinger
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

COMPETROL INTERNATIONAL INVESTMENTS LIMITED
By:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HORSE ISLAND PARTNERS LLC
By:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

MFP PARTNERS, L.P.
By:	MFP Investors LLC,
its General Partner

By:
Name:	Timothy Ladin
Title:	General Counsel

[Signature Page to Registration Rights Agreement]

THIRD AVENUE CAPITAL PLC, ON BEHALF OF THIRD AVENUE REAL ESTATE VALUE FUND
By:	Third Avenue Management LLC, its investment adviser

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

TETON WESTWOOD MIGHTY MITES FUND
By:	Teton Advisors, Inc., its investment adviser

By:
Name:	David Goldman
Title:	General Counsel

[Signature Page to Registration Rights Agreement]

Schedule A

Name of Investor	Number of Shares	Names and Address
Competrol International Investments Limited	1,460,000	Competrol International Investments Limited c/o Craigmuir Chambers P.O. Box 71, Road Town, Tortola, VG 1110 British Virgin Islands Facsimile: +1 284 494 3547 Attention: Samer Yaghnam, Secretary
Horse Island Partners, LLC	1,500,000

Horse Island Partners, LLC

c/o Horse Island Asset Management, LLC

1700 East Putnam Avenue,

Suite 307

Old Greenwich, CT 06870

Attention: Thomas D. O'Malley

Fax: (203) 890-0593

Email: tomalley@horseislandpartners.com

MFP Partners, L.P.	750,000	MFP Partners, L.P. c/o MFP Investors LLC 667 Madison Avenue, 25th Floor New York, NY 10065 Attention: Timothy E. Ladin Fax: (212) 752-7265 Email: tladin@mfpllc.com
Third Avenue Capital plc, on behalf of Third Avenue Real Estate Value Fund	250,000	Third Avenue Capital plc, on behalf of Third Avenue Real Estate Value Fund c/o Third Avenue Management LLC 622 Third Avenue New York, NY 10017 Attention: Josh Little Email: jlittle@thirdave.com
TETON Westwood Mighty Mites Fund	250,000	Teton Advisors, Inc. Attn: David Goldman One Corporate Center Rye, NY 10580 Email: dgoldman@gabelli.com